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                                                                  Exhibit (a)1.3

                        FRANK RUSSELL INVESTMENT COMPANY

            AMENDMENT TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

                      Regarding Designations of Sub-Trusts
                              and Classes of Shares

     AMENDMENT NO. 2 to the Amended and Restated Master Trust Agreement dated August 19, 2002 (referred to herein as the "Agreement"), done this 25th day of November 2002, by the Trustees under such Agreement.

                                   WITNESSETH:

     WHEREAS, the Trustee desire to restate the first two paragraphs following the chart in section 4.3 of the Agreement;

     NOW, THEREFORE, the Trustees hereby restate the first two paragraphs following the chart in section 4.3 of the Agreement as follows:

     In furtherance thereof, the Trustees direct that new Class A Shares of the LifePoints Funds shall have all the relative rights and preferences set forth in
Section 4.2 of the Agreement, shall represent an equal proportionate interest in the underlying assets and liabilities of that Sub-Trust, and shall generally have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, obligations, qualifications and terms and conditions as all other Shares of such Sub-Trust, except that:

     - each Class A, Class B and Class C Share offered in connection with a distribution plan pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended ("Distribution Plan") will bear, as a charge against distributable income or gains or as a reduction in interest, certain fees under its Distribution Plan and will have exclusive voting rights on matters pertaining to the Distribution Plan of the Class and any related agreements;

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The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Amended and Restated Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

/s/ Lynn L. Anderson                       /s/ Paul E. Anderson
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Lynn L. Anderson, Trustee                  Paul E. Anderson, Trustee

/s/ Paul Anton, PhD                        /s/ William E. Baxter
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Paul Anton, PhD, Trustee                   William E. Baxter, Trustee

/s/ Kristianne Blake                       /s/ Lee C. Gingrich
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Kristianne Blake, Trustee                  Lee C. Gingrich, Trustee

/s/ Eleanor W. Palmer                      /s/ Michael J. Phillips
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Eleanor W. Palmer, Trustee                 Michael J. Phillips, Trustee

/s/ Raymond P. Tennison, Jr.               /s/ Julie W. Weston
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Raymond P. Tennison, Jr., Trustee          Julie W. Weston, Trustee